United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2005

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Commack Road, Deer Park, New York		11729-4510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement.

On September 8, 2005, the Board of Directors of Langer, Inc. (the “Company”) decided not to extend the employment of Andrew H. Meyers, the Company’s President and Chief Executive Officer.  Consequently, the Executive Employment Agreement between the Company and Mr. Meyers, dated as of February 13, 2001 and as further amended by letter agreements dated January 30, 2004, March 30, 2004, May 28, 2004, August 31, 2004, October 28, 2004 and November 12, 2004 (the “Employment Agreement”) will expire in accordance with its terms on December 31, 2005.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)  Appointment of Principal Officer

On September 8, 2005, the Company’s Board of Directors appointed Mr. W. Gray Hudkins as the Company’s new President and Chief Executive Officer to be effective as of the termination of Mr. Meyers’ Employment Agreement.

Mr. Hudkins became the Company’s Chief Operating Officer effective as of October 1, 2004. Mr. Hudkins served as Director of Corporate Development for Clarus Corporation from December 2002 until September 2004, as a Principal in Kanders & Company, Inc. from December 2003 until September 2004, and as Director of Corporate Development for Net Perceptions, Inc. from April 2004 until September 2004. Prior to this, from February 2002 until December 2002, Mr. Hudkins served as Manager of Financial Planning and Development for Bay Travelgear, Inc., a branded consumer products company based in New York and Chicago. From April 2000 until February 2002, Mr. Hudkins served as an Associate at Chartwell Investments LLC, a New York based private equity firm, and from August 1999 until April 2000, Mr. Hudkins served as an Associate at Saunder, Karp & Megrue L.P., a private merchant bank based in Stamford, Connecticut. Mr. Hudkins graduated cum laude with an A.B. in Economics and a Certificate in Germanic Language and Literature from Princeton University in 1997. Mr. Hudkins is 30 years old.

On November 15, 2004, the Company entered into an employment agreement with Mr. Hudkins, effective as of October 1, 2004, that provides that he will serve as Chief Operating Officer and shall perform all duties as may be assigned to him by the Board of Directors, for a term expiring on October 1, 2007. The agreement provides for a base salary of $200,000, participation in incentive and bonus plans at the discretion of the Company’s Board of Directors, ten-year options to purchase up to 150,000 shares of our common stock at an exercise price of $7.50 per share, vesting in three equal annual installments commencing on November 12, 2005 and maintenance of a $1 million life insurance policy for Mr. Hudkins’ beneficiary. Mr. Hudkins also received 40,000 shares of restricted stock which vest in three equal annual installments commencing November 12, 2005. Mr. Hudkins has also agreed to certain confidentiality, non-competition and non-solicitation provisions. In the event Mr. Hudkins is terminated by the Company without “cause”, he is entitled to receive his base compensation, which may be payable at the Company’s option in cash or shares of the Company’s common stock, for a period of six months from the date of such termination.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

99.1	Press Release dated September 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 9, 2005

Langer, Inc.

	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella,
Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Press Release dated September 9, 2005.